UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 27, 2013

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) held on August 27, 2013, shareholders of the Company entitled to vote at the meeting: (i) elected the three individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2015 and until their successors have been duly elected and qualified; (ii) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers; (iii) approved, on a non-binding advisory basis, an annual frequency of future advisory votes on resolutions approving named executive officer compensation; and (iv) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

1. The votes cast by shareholders with respect to the election of directors were as follows:

	Votes	Votes	Broker
Director	“For”	Withheld	Non-Votes

Vincent P. Abbatecola	15,174,241	538,289	5,991,732

Brian F. Coleman	15,267,486	445,044	5,991,732

Otto C. Morch	15,534,335	178,195	5,991,732

2. The votes cast by the shareholders with respect to the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes

15,125,045	322,190	265,295	5,991,732

3. The votes cast by the shareholders with respect to the approval, on a non-binding advisory basis, of the frequency of future advisory votes on resolutions approving the compensation of the Company’s named executive officers were as follows:

Votes For	Votes For	Votes For
“One Year”	“Two Years”	“Three Years”	Abstentions	Broker Non-Votes

15,266,766	191,645	44,029	210,090	5,991,732

4. The votes cast by shareholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 were as follows:

Votes “For”	Votes “Against”	Abstentions

21,535,891	46,177	122,194

There were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: August 28, 2013	By	/S/ Stephen P. Mandracchia
		Name:	Stephen P. Mandracchia
		Title:	Vice President Legal & Regulatory Secretary